UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16150 Heron Avenue, La Mirada, CA	90638
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

BioLargo, Inc. (the “Company”) held its 2012 annual stockholder meeting on June 25, 2012.  The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

(1) Election of directors – Seven individuals were each elected to our board of directors.

(2) Ratification of appointment of accounting firm – Appointment of Haskell & White, LLP by our board’s Audit Committee as the Company’s independent registered public accounting firm was ratified.

The voting results from the annual meeting on the election of directors and ratification of appointment of accounting firm are as follows:

Item	Nominee:	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non Vote
Election of Directors
	Dennis P. Calvert	33,046,805	-	9,400	-	8,939,735
	Kenneth R. Code	33,053,613	-	2,592	-	8,939,735
	Joseph L. Provenzano	33,053,613	-	2,592	-	8,939,735
	Dennis E. Marshall	33,046,845	-	9,360	-	8,939,735
	Gary A. Cox	33,053,653	-	2,552	-	8,939,735
	Kent C. Roberts II	33,053,653	-	2,552	-	8,939,735
	John S. Runyan	33,053,653	-	2,552	-	8,939,735
Ratification of Accounting Firm		41,880,488	200	128,572	128,572	-

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer